UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2023

TRxADE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2420 Brunello Trace, Lutz, Florida	33558
(Address of principal executive offices)	(Zip Code)

(800) 261-0281

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	MEDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 23, 2023, the Listing Qualifications department of The Nasdaq Stock Market LLC (the “Nasdaq”) notified the Company that the Company was not in compliance with Nasdaq’s listing rules (the “Listing Rules”) as set forth in Listing Rule 5550(a)(4) given the Company’s failure to maintain a sufficient number of publicly held shares (the “Notice”). Citing the Company’s Event Form submitted to Nasdaq on June 7, 2023, Nasdaq calculated the Company’s publicly held shares as approximately 310,057 (which amount excludes shares held by officers, directors, or beneficial owners of 10 percent or more), on a post-split basis, effective as of June 22, 2023. To satisfy the requirement for continued listing on Nasdaq, the Company must maintain a minimum of 500,000 publicly held shares.

The Notice states that the Company has until August 7, 2023 to submit a plan to regain compliance with Listing Rule 5550(a)(4). If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 26, 2023, the Company filed a Certificate of Designation, Preferences, Rights and Limitations of the Series B Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate of Designation”). The Certificate of Designation provides for the issuance of shares of the Company’s Series B Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”).

Pursuant to the Certificate of Designation, the Series B Preferred Stock is non-participating and shall receive no dividends, has no liquidation preference, has no voting rights, and has no redemption rights.

The Series B Preferred Stock is not convertible at the election of the holder. Upon approval of conversion by the Company’s stockholders, each outstanding share of Series B Preferred Stock (including any fraction of a share) shall automatically convert into 100 shares of the Company’s common stock, par value $0.00001 per share, without any further action by the relevant holder of such Series B Preferred Stock or the Company.

In the event that a merger, acquisition of reorganization of the Company or its subsidiary with Superlatus, Inc., as previously disclosed in the Current Report on Form 8-K filed by the Company on June 23, 2023 does not close before December 31, 2023, the Company will repurchase all of the shares of Series B Preferred Stock for the price originally paid by each holder for the Series B Preferred Stock.

The foregoing description of the Certificate of Designation is a summary and is qualified in its entirety by the terms of the Certificate of Designation filed with the Secretary of State of the State of Delaware, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
3.1	Certificate of Designation of Series B Preferred Stock
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRxADE HEALTH, INC.

	By:	/s/ Suren Ajjarapu
	Name:	Suren Ajjarapu
	Title:	Chief Executive Officer

Dated: June 26, 2023